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                                                                    Exhibit 10.1






                      MASTER PURCHASE AGREEMENT NO. PA-489


                                     BETWEEN


                                 BOMBARDIER INC.



                                       AND



                             SKYWEST AIRLINES, INC.





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                                TABLE OF CONTENTS

ARTICLE
-------

      1           INTERPRETATION
      2           SUBJECT MATTER OF SALE
      3           AIRLINE SUPPORT SERVICES AND WARRANTY
      4           PRICE
      5           PAYMENT
      6           DELIVERY PROGRAM
      7           BUYER INFORMATION
      8           CERTIFICATION FOR EXPORT
      9           ACCEPTANCE PROCEDURE
     10           TITLE AND RISK
     11           CHANGES
     12           BUYER'S REPRESENTATIVES AT MANUFACTURE SITE
     13           EXCUSABLE DELAY
     14           NON-EXCUSABLE DELAY
     15           LOSS OR DAMAGE
     16           TERMINATION
     17           NOTICES
     18           INDEMNITY AGAINST PATENT INFRINGEMENT
     19           LIMITATION OF LIABILITY AND INDEMNIFICATION
     20           ASSIGNMENT
     21           SUCCESSORS
     22           APPLICABLE LAWS
     23           CONFIDENTIAL NATURE OF AGREEMENT
     24           AGREEMENT

EXHIBITS
--------

      I           CERTIFICATE OF ACCEPTANCE
      II          BILL OF SALE
      III         CERTIFICATE OF RECEIPT OF AIRCRAFT
      IV          CHANGE ORDER


ANNEXES
-------

      A           AIRLINE SERVICES
      B           WARRANTY AND SERVICE LIFE POLICY



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This Master Purchase Agreement is made on the 7th day of November, 2000


BY AND BETWEEN:         BOMBARDIER INC., a Canadian corporation represented by
                        BOMBARDIER AEROSPACE, REGIONAL AIRCRAFT having an office at 123 Garratt Boulevard, Downsview, Ontario, Canada
                        ("Bombardier")


AND: SkyWest Airlines, Inc., a Utah corporation having its offices at 444 South River Road, St. George, Utah, 84790, USA ("Buyer")


WHEREAS Buyer may in future desire to purchase new Aircraft (as defined in Article 1.4 of this Master Purchase Agreement) and related data, documents, and services under this Agreement (as defined in Article 1.4 of this Master Purchase Agreement) from Bombardier, and the parties desire to agree in advance on the terms that will govern such purchase; and

WHEREAS This Master Purchase Agreement and any subsequent amendments thereto, together with the Supplement(s) that may be executed from time to time, will be the governing document for any future transactions between Bombardier and Buyer relating to the purchase and sale of new Bombardier products, currently being offered for sale by Bombardier Aerospace, Regional Aircraft.


NOW THEREFORE, in consideration of the mutual covenants herein contained, Buyer and Bombardier agree as follows:



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ARTICLE 1  -  INTERPRETATION

1.1 The recitals above have been inserted for convenience only and do not form part of this Agreement.

1.2 The headings in this Agreement are included for convenience only and shall not be used in the construction and interpretation of this Agreement.

1.3 In this Agreement, unless otherwise expressly provided, the singular includes the plural and vice-versa.

1.4 In this Agreement the following expressions shall, unless otherwise expressly provided, mean:

         (a)    "Acceptance Period" shall have the meaning attributed to it in
                Article 9.3;

         (b)    "Acceptance Date" shall have the meaning attributed to it in
                Article 9.7(a);

         (c) "Agreement" means this Master Purchase Agreement and Supplements, if any, including their Exhibits, Annexes, Schedules and Appendices, if any, either attached hereto (each of which is incorporated in the Agreement by this reference) or subsequently agreed by the parties, hereto, pursuant to the provisions of this Agreement;

         (d) "Aircraft" shall have the meaning attributed to it in the applicable Supplement;

         (e) "Aircraft Purchase Price" shall have the meaning attributed to it in the applicable Supplement;

         (f) "Base Price" shall have the meaning attributed to it in the applicable Supplement;

         (g)    "Bill of Sale" shall have the meaning attributed to it in
                Article 9.7(c);

         (h) "Buyer Selected Optional Features" shall have the meaning attributed to it in the applicable Supplement;

         (i)    "Delivery Date" shall have the meaning attributed to it in
                Article 9.7(c);

         (j) "Economic Adjustment Formula", if applicable, shall have the meaning attributed to it in the applicable Supplement;



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         (k)    "Excusable Delay" shall have the meaning attributed to it in
                Article 13.1;

         (l)    "FAA" shall have the meaning attributed to it in Article 8.1;

         (m)    "Non-Excusable Delay" shall have the meaning attributed to it in
                Article 14.1;

         (n)    "Notice" shall have the meaning attributed to it in Article
                17.1;

         (o)    "Other Patents" shall have the meaning attributed to it in
                Article 18.1;

         (p)    "Permitted Change" shall have the meaning attributed to it in
                Article 11.2;

         (q)    "Readiness Date" shall have the meaning attributed to it in
                Article 9.1;

         (r)    "Regulatory Change" shall have the meaning attributed to it in
                Article 8.4;

         (s) "Scheduled Delivery Date" shall have the meaning attributed to it in the applicable Supplement;

         (t) "Specification" shall have the meaning attributed to it in the applicable Supplement;

         (u) "Supplement" means a supplementary agreement to this Agreement entered into by the parties for the purchase of specific products currently offered for sale by Bombardier Aerospace, Regional Aircraft;

         (v)    "Taxes" shall have the meaning attributed to it in Article 4.2;
                and

         (w)    "TC" shall have the meaning attributed to it in Article 8.1.

1.5      All dollar amounts in this Agreement are in United States Dollars.


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ARTICLE 2  -  SUBJECT MATTER OF SALE

2.1 A description of the Aircraft being purchased and sold under the terms of this Agreement and the related Bombardier specification document number(s) will be set out in the applicable Supplement. Until a Supplement, in the form of Supplement No. PA-489-1 attached hereto, is executed between the parties hereto, neither party shall have any obligation under the terms of this Agreement.

2.2 This Agreement shall be applicable to the purchase of Aircraft completed during a period of three (3) years from the date hereof as evidenced by the execution of a Supplement.



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ARTICLE 3  -  CUSTOMER SUPPORT SERVICES AND WARRANTY

3.1 Bombardier shall provide to Buyer the customer support services pursuant to the provisions of Annex A attached hereto and the applicable Supplement.

3.2 Bombardier shall provide to Buyer the warranty and the service life policy described in Annex B attached hereto and the applicable Supplement which shall be the exclusive warranty applicable to the Aircraft.

3.3      Unless expressly stated otherwise, the services referred to in 3.1 and
         3.2 above and the applicable Supplement are incidental to the sale of the Aircraft and are included in the Aircraft Purchase Price.



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ARTICLE 4  -  PRICE

4.1      (a)      The base price for each of the Aircraft is set out in the
                  applicable Supplement.

         (b) The base price of the Buyer Selected Optional Features is set out in the applicable Supplement.

4.2 The Aircraft Purchase Price (as defined in the applicable Supplement) does not include any taxes, fees or duties including, but not limited to, sales, use, value added (including the Canadian Goods and Services
         Tax), personal property, gross receipts, franchise, excise taxes, assessments or duties ("Taxes") which are or may be imposed by law upon Bombardier, any affiliate of Bombardier, Buyer or the Aircraft whether or not there is an obligation for Bombardier to collect same from Buyer, by any taxing authority or jurisdiction occasioned by, relating to or as a result of the execution of this Agreement or the sale, lease, delivery, storage, use or other consumption of any Aircraft or any other matter, good or service provided under or in connection with this Agreement. According to legislation as of the date hereof, Canadian taxes, duties and Goods and Services Tax are not applicable to aircraft sold and immediately exported from Canada.

4.3 If any Taxes (other than Canadian income taxes charged on the income of Bombardier) are imposed upon Buyer or become due or are to be collected from Bombardier by any taxing authority, Bombardier shall notify Buyer and Buyer shall promptly, but no later than ten (10) working days after receiving such notice, pay such Taxes directly to the taxing authority, or reimburse Bombardier for such Taxes, as the case may be, including interest and penalties.

4.4 Upon Bombardier's request, Buyer shall execute and deliver to Bombardier any documents that Bombardier deems necessary or desirable in connection with any exemption from or reduction of or the contestation of or the defense against any imposition of Taxes.



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ARTICLE 5  -  PAYMENT

5.1 The terms of payment for the Aircraft purchased and sold under the terms of this Agreement shall be set out in the applicable Supplement.

5.2 Subject to the provisions of Article 9.9 hereof, should Buyer fail to make any of the payments required under the applicable Supplement on or before the stipulated date and Buyer does not correct the failure within a period of thirty (30) days thereafter, Buyer shall be in default and any Supplement and this Agreement as it relates thereto shall automatically terminate and Bombardier shall have no further obligation to Buyer under any Supplement and this Agreement as it relates thereto, including the obligation to proceed further with the manufacture of the Aircraft on behalf of Buyer or the sale and/or delivery of the Aircraft to Buyer. Notwithstanding the preceding sentence Bombardier shall have the option (but not the obligation) of waiving such termination should Buyer make arrangements satisfactory to Bombardier for such payment and all future payments within ten (10) calendar days of Buyer's default.

5.3 Buyer shall pay Bombardier daily interest on late payments, from the date that any payment becomes due up to and including the day prior to receipt of payment, at a rate of two percent (2%) per annum over the prime rate charged by the National Bank of Canada from time to time, calculated and compounded monthly. Bombardier's right to receive such interest is in addition to any other right or remedy Bombardier has at law as a result of Buyer's failure to make payments when due.

5.4 Buyer shall make all payments due under this Agreement and/or any applicable Supplement in immediately available United States Dollars by deposit on or before the due date, to Bombardier's account, in the manner set out in the applicable Supplement.

5.5 All amounts due with respect to each Aircraft shall be paid on or prior to the Delivery Date of the respective Aircraft.

5.6 All payments provided for under this Agreement and/or any applicable Supplement shall be made so as to be received by Bombardier in immediately available funds on or before the dates stipulated herein.

5.7 Bombardier shall remain the exclusive owner of the Aircraft, free and clear of all rights, liens, charges or encumbrances created by or through Buyer, until such time as all payments referred to in this
         Article 5 have been received in full by Bombardier.



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ARTICLE 6  -  DELIVERY PROGRAM

6.1 The Aircraft shall be offered for inspection and acceptance to Buyer at Bombardier's facility and during the month(s) set forth in the applicable Supplement.




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ARTICLE 7  -  BUYER INFORMATION

7.1 During the manufacture of the Aircraft, Buyer shall provide to Bombardier on or before the date required by Bombardier, all information as Bombardier may reasonably request to manufacture the Aircraft including, without limitation, the selection of furnishings, internal and external colour schemes.

         Buyer will, not less that the number of months set forth in the applicable Supplement, prior to the delivery of the first Aircraft governed by such Supplement:

         (a) provide Bombardier with an external paint scheme agreed on by the parties;

         (b)      select interior colours (from Bombardier's standard colours);
                  and

         (c) provide to Bombardier, on drawings which will be forwarded to Buyer, language translations for interior and exterior Aircraft labels.

         Failure of Buyer to comply with these requirements may result in an increase in price, a delay in delivery of the Aircraft, or both.



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ARTICLE 8  -  CERTIFICATION FOR EXPORT

8.1 Bombardier has obtained or will obtain from Transport Canada, Airworthiness ("TC"), a TC Type Approval or Certificate (Transport Category) and from the Federal Aviation Administration of the United States ("FAA") an FAA Type Certificate for the type of aircraft purchased under this Agreement and any applicable Supplement.

8.2 Bombardier shall provide to Buyer a TC Certificate of Airworthiness (Transport Category) for Export to the United States of America, on or before the Delivery Date.

8.3 Bombardier shall not be obligated to obtain any other certificates or approvals as part of this Agreement. The obtaining of any import license or authority required to import or operate the Aircraft into any country outside of Canada shall be the responsibility of Buyer. Bombardier shall, to the extent permitted by law, and with Buyer's assistance, seek the issuance of a Canadian export license to enable Buyer to export the Aircraft from Canada subject to prevailing export control regulations in effect on the Delivery Date.

8.4 If any addition or change to, or modification or testing of the Aircraft is required by any law or governmental regulation or requirement or interpretation thereof by any governmental agency having jurisdiction in order to meet the requirements of Article 8.2 (a "Regulatory Change"), such Regulatory Change shall be made to the Aircraft prior to Delivery Date, or at such other time after the Delivery Date as the parties may agree upon.

8.5 The Regulatory Change shall be made without additional charge to Buyer unless such Regulatory Change is:

         (a) necessary to comply with any requirement of the country specified in the TC Certificate of Airworthiness for Export, which varies from or is in addition to its regulation, requirement or interpretation in effect on the date hereof for the issuance of a Certificate of Airworthiness in said country, in which case Buyer shall pay Bombardier's reasonable charges for such Regulatory Change, or

         (b) required by any governmental law or regulations or interpretation thereof promulgated by TC, or the FAA as applicable, which is effective subsequent to the date of this Agreement but before the Delivery Date and which is applicable to all aircraft in general or to all aircraft of the same category as the Aircraft, in which case Buyer shall pay Bombardier's reasonable charges for such Regulatory Change incorporated in any such Aircraft.



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8.6      If delivery of the Aircraft is delayed by the incorporation of any
         Regulatory Change, such delay shall be an Excusable Delay within the meaning of Article 13.

8.7 Bombardier shall issue a Change Order, reflecting any Regulatory Change required to be made under this Article 8, which shall set forth in detail the particular changes to be made and the effect, if any, of such changes on design, performance, weight, balance, time of delivery, Base Price and Aircraft Purchase Price. Any Change Orders issued pursuant to this Article shall be effective and binding upon the date of Bombardier's transmittal of such Change Order.

8.8 If the use of any of the certificates identified in this Article 8 are discontinued during the performance of this Agreement, reference to such discontinued certificate shall be deemed a reference to any other certificate or instrument which corresponds to such certificate or, if there should not be any such other certificate or instrument, then Bombardier shall be deemed to have obtained such discontinued certificate(s) upon demonstrating that the Aircraft complies substantially with the Specification.

8.9 Reference to a regulatory authority shall include any succeeding department or agency then responsible for the duties of said regulatory authority.




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ARTICLE 9  -  ACCEPTANCE PROCEDURE

9.1 Bombardier shall give Buyer at least thirty (30) days advance notice, by facsimile or telegraphic communication or other expeditious means, of the projected date of readiness of each Aircraft for inspection and delivery.

         Bombardier shall give Buyer at least ten (10) working days advance notice, by facsimile or telegraphic communication or other expeditious means, of the date on which an Aircraft will be ready for Buyer's inspection, flight test and acceptance (the "Readiness Date").

9.2 Within two (2) days following receipt by Buyer of the notice of Readiness Date Buyer shall:

         (a) provide notice to Bombardier as to the source and method of payment of the balance of the Aircraft Purchase Price;

         (b) identify to Bombardier the names of Buyer's representatives who will participate in the inspection, flight test and acceptance; and

         (c) provide evidence of the authority of the designated persons to execute the Certificate of Acceptance and other delivery documents on behalf of Buyer.

9.3 Buyer shall have three (3) consecutive working days commencing on the Readiness Date in which to complete the inspection and flight test (such three (3) working day period being the "Acceptance Period").

9.4 Up to four (4) representatives of Buyer may participate in Buyer's ground inspection of the Aircraft and two (2) representatives of Buyer may participate in the flight test. Bombardier shall, if requested by Buyer, perform an acceptance flight of not less than one (1) and not more than three (3) hours duration. Ground inspection and flight test shall be conducted in accordance with Bombardier's acceptance procedures (a copy of which shall be provided to Buyer at least 30 days prior to the Scheduled Delivery Date of the first Aircraft governed by the applicable Supplement hereunder) and at Bombardier's expense. At all times during ground inspection and flight test, Bombardier shall retain control over the Aircraft.

9.5 If no Aircraft defect or discrepancy is revealed during the ground inspection or flight test, Buyer shall accept the Aircraft on or before the last day of the Acceptance Period in accordance with the provisions of Article 9.7.


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9.6      If any material defect or discrepancy in the Aircraft is revealed by
         Buyer's ground inspection or flight test, the defect or discrepancy will promptly be corrected by Bombardier, at no cost to Buyer, which correction may occur during or after the Acceptance Period depending on the nature of the defect or discrepancy and of the time required for correction. To the extent necessary to verify such correction, Bombardier shall perform one (1) or more further acceptance flights.

9.7 Upon completion of the ground inspection and acceptance flight of the Aircraft and correction of any defects or discrepancies:

         (a) Buyer will sign a Certificate of Acceptance (in the form of Exhibit I hereto ) for the Aircraft. Execution of the Certificate of Acceptance by or on behalf of Buyer shall be evidence of Buyer having examined the Aircraft and found it in accordance with the provisions of this Agreement. The date of signature of the Certificate of Acceptance shall be the "Acceptance Date";

         (b) Bombardier will supply a TC Certificate of Airworthiness for Export, and

         (c) Buyer shall pay Bombardier the balance of the Aircraft Purchase Price and any other amounts due, at which time Bombardier shall issue a bill of sale (in the form of Exhibit II hereto) passing to Buyer good title to the Aircraft free and clear of all liens, claims, charges and encumbrances except for those liens, charges or encumbrances created by or claimed through Buyer (the "Bill of Sale"). The date on which Bombardier delivers the Bill of Sale and Buyer takes delivery of the Aircraft shall be the "Delivery Date".

         Delivery of the Aircraft shall be evidenced by the execution and delivery of the Bill of Sale and of the Certificate of Receipt of Aircraft (in the form of Exhibit III hereto ).

9.8      Provided that Bombardier has met all of its obligations under this
         Article 9, should Buyer not accept, pay for and take delivery of any of the Aircraft governed by the applicable Supplement within ten (10) calendar days after the end of the Acceptance Period of such Aircraft, Buyer shall be deemed to be in default of the terms of this Agreement with respect to all the undelivered Aircraft governed by the applicable Supplement.




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9.9      Buyer shall promptly, upon demand, reimburse Bombardier for all costs and expenses reasonably incurred by Bombardier as a result of Buyer's failure to accept or take delivery of the Aircraft, including but not limited to reasonable amounts for storage, insurance, taxes, preservation or protection of the Aircraft. Provided that Bombardier has met all of its obligations under this Article 9, should Buyer not accept, pay for and/or take delivery of any one of the Aircraft governed by a Supplement within thirty (30) calendar days following the end of the Acceptance Period, the present Agreement, with respect to all Aircraft governed by such Supplement shall automatically terminate. Bombardier shall however, have the option (but not the obligation) of waiving such termination should Buyer, within ten (10) calendar days following such termination, make arrangements satisfactory to Bombardier to accept delivery and provide payment for all amounts owing or to become due pursuant to this Agreement and the applicable Supplement.



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ARTICLE 10  -  TITLE AND RISK

10.1 Title to the Aircraft and risk of loss of or damage to the Aircraft passes to Buyer when Bombardier presents the Bill of Sale to Buyer on the Delivery Date.

10.2 If, after transfer of title on the Delivery Date, the Aircraft remains in or is returned to the care, custody or control of Bombardier, Buyer shall retain risk of loss of, or damage to the Aircraft and for itself and on behalf of its insurer(s) hereby waives and renounces to, and releases Bombardier and any of Bombardier's affiliates from any claim, whether direct, indirect or by way of subrogation, for damages to or loss of the Aircraft arising out of, or related to, or by reason of such care, custody or control.


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ARTICLE 11  -  CHANGES

11.1 Other than a Permitted Change as described in Article 11.2, or a Regulatory Change as described in Article 8.4, any change to the Aircraft (including without limitation the Specification) or any features, changing such Aircraft from that described in the Specification, requested by Buyer, and as may be mutually agreed upon by the parties hereto, shall be made using a change order ("Change Order") substantially in the format of Exhibit IV hereto. Should Buyer request a change, Bombardier shall advise Buyer, to the extent reasonably practical, of the effect, if any, of such change request on:

         (a)    the Scheduled Delivery Date;

         (b)    the price and payment terms applicable to the Change Order; and

         (c) any other material provisions of this Agreement which will be affected by the Change Order.

         Such Change Order shall become effective and binding on the parties hereto when signed by a duly authorized representative of each party.

11.2 Bombardier, prior to the Delivery Date and without a Change Order or Buyer's consent, may:

         (a) substitute the kind, type or source of any material, part, accessory or equipment with any other material, part, accessory or equipment of like, equivalent or better kind or type; or

         (b) make such change or modification to the Specification as it deems appropriate to:

                1) improve the Aircraft, its maintainability or appearance, or
                2)    to prevent delays in manufacture or delivery, or
                3) to meet the delivery requirements of Articles 2, 6 and 8, other than with respect to a Regulatory Change to which the provisions of Articles 8.4 and 8.5 shall apply,

         provided that such substitution, change or modification shall not affect the Aircraft Purchase Price or materially affect the Scheduled Delivery Date, interchangeability or replacability of spare parts or performance characteristics of the Aircraft. Any change made in accordance with the provisions of this Article 11.2 shall be deemed to be a "Permitted Change" and the cost thereof shall be borne by Bombardier.



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ARTICLE 12  -  BUYER'S REPRESENTATIVES AT MANUFACTURE SITE

12.1 From time to time, commencing with the date which is thirty (30) days prior to the Scheduled Delivery Date of the first Aircraft governed by the applicable Supplement, and ending with the Delivery Date of the last Aircraft purchased hereunder, Bombardier shall furnish, without charge, office space at Bombardier's facility for one (1) representative of Buyer. Buyer shall be responsible for all expenses of its representative and shall notify Bombardier at least thirty (30) days prior to the first scheduled visit of such representative and three (3) days for each subsequent visit.

12.2 Bombardier's and Bombardier's affiliates' facilities shall be accessible to Buyer's representative during normal working hours. Buyer's representative shall have the right to periodically observe the work at Bombardier's or Bombardier's affiliates' facilities where the work is being carried out provided there shall be no disruption in the performance of the work.

12.3 Bombardier shall advise Buyer's representative of Bombardier's or Bombardier's affiliates' rules and regulations applicable at the facilities being visited and Buyer's representative shall conform to such rules and regulations.

12.4 At any time prior to delivery of the Aircraft, Buyer's representative may request, in writing, correction of parts or materials which they reasonably believe are not in accordance with the Specification. Bombardier shall provide a written response to any such request. Communication between Buyer's representative and Bombardier shall be solely through Bombardier's Contract Department or it's designate.

12.5 BUYER HEREBY RELEASES AND AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS BOMBARDIER, ITS ASSIGNEES AND AFFILIATES AND THEIR OFFICERS, DIRECTORS, AGENTS, EMPLOYEES AND CONTRACTORS FROM AND AGAINST ALL LIABILITIES, DAMAGES, LOSSES, COSTS AND EXPENSES RESULTING FROM INJURIES TO OR DEATH OF OR LOSS OF OR DAMAGE TO PROPERTY OF BUYER OR BUYER'S REPRESENTATIVES WHILE AT BOMBARDIER'S OR BOMBARDIER'S AFFILIATES OR SUBCONTRACTOR'S FACILITIES AND/OR DURING INSPECTION, FLIGHT TEST OR ACCEPTANCE OF THE AIRCRAFT, WHETHER OR NOT CAUSED BY THE ACTIVE, PASSIVE OR IMPUTED NEGLIGENCE OR STRICT PRODUCTS LIABILITY OF BOMBARDIER, ITS ASSIGNEES, AFFILIATES OR THEIR OFFICERS, DIRECTORS, AGENTS, EMPLOYEES OR CONTRACTORS.


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ARTICLE 13  -  EXCUSABLE DELAY

13.1 In the event of a delay on the part of Bombardier in the performance of its obligations or responsibilities under the provisions of this Agreement or any applicable Supplement due directly or indirectly to a cause which is beyond the reasonable control or without the fault or negligence of Bombardier (an "Excusable Delay"), Bombardier shall not be liable for, nor be deemed to be in default under this Agreement nor under the applicable Supplement on account of such delay in delivery of the Aircraft or other performance hereunder and the time fixed or required for the performance of any obligation or responsibility in this Agreement or the applicable Supplement shall be extended for a period equal to the period during which any such cause or the effect thereof persist. Excusable Delay shall be deemed to include, without limitation, delays occasioned by the following causes:

          (a)   force majeure or acts of God;
          (b) war, warlike operations, act of the enemy, armed aggression, civil commotion, insurrection, riot or embargo;
          (c) fire, explosion, earthquake, lightning, flood, draught, windstorm or other action of the elements or other catastrophic or serious accidents;
          (d)   epidemic or quarantine restrictions;
          (e)   any legislation, act, order, directive or regulation of any governmental or other duly constituted authority;
          (f)   strikes, lock-out, walk-out, and/or other labour troubles
                causing cessation, slow-down or interruption of work;
          (g)   lack or shortage or delay in delivery of supplies, materials, accessories, equipment, tools or parts;
          (h) delay or failure of carriers, subcontractors or suppliers for any reason whatsoever; or
          (i) delay in obtaining type certification or any airworthiness approval or certificate, or any equivalent approval or certification, by reason of any law or governmental order, directive or regulation or any change thereto, or interpretation thereof, by a governmental agency, the effective date of which is subsequent to the date of the applicable Supplement, or by reason of any change or addition made by Bombardier or its affiliates as a result of a request of or requirement made by a governmental agency to the compliance program of Bombardier or of its affiliate, or any part thereof, as same may have been approved by TC, or change to the interpretation thereof to obtain any such airworthiness approval or certificate.

13.2     (a)    If Bombardier concludes, based on its appraisal of the facts and normal scheduling procedures, that due to Excusable Delay delivery of an Aircraft will be delayed for more than twelve
                (12) months after the originally Scheduled Delivery Date or any revised date agreed to in writing by the parties, Bombardier shall promptly notify Buyer in writing and either party may then terminate the applicable supplement and the Agreement as it relates thereto with respect to such Aircraft by giving written notice to the other within fifteen (15) days after receipt by Buyer of Bombardier's notice.

         (b) If, due to Excusable Delay, delivery of an Aircraft is delayed for more than twelve (12) months after the Scheduled Delivery Date, either party may terminate the applicable Supplement and the Agreement as it relates thereto with respect to such Aircraft by giving written notice to the other within fifteen
                (15) days after the expiration of such twelve (12) month period.

13.3 Termination under Article 13.2 shall discharge all obligations and liabilities of Buyer and Bombardier hereunder with respect to such delayed Aircraft and all related undelivered items and services, except that Bombardier shall promptly repay to Buyer, and Bombardier's sole liability and responsibility shall be limited to the repayment to Buyer, of all advance payments for such Aircraft received by Bombardier less any amount due by Buyer to Bombardier.

13.4 The termination rights set forth in Article 13.2 are in substitution for any and all other rights of termination or contract lapse arising by operation of law in connection with Excusable Delays.

ARTICLE 14  -  NON-EXCUSABLE DELAY

14.1     If delivery of the Aircraft is delayed by causes not excused under
         Article 13.1 (a "Non-Excusable Delay"), Bombardier shall pay Buyer, as liquidated damages and not as a penalty, the amount as set forth in the applicable Supplement for each day of Non-Excusable Delay in excess of a grace period of the number of days set forth in the applicable Supplement, to a maximum of the amount set forth in the applicable Supplement for any such delayed Aircraft.

14.2 Any right Buyer might otherwise have to refuse to accept delivery of an Aircraft when offered by Bombardier for inspection and acceptance following a Non-Excusable Delay is included within the rights and remedies for which the liquidated damages provided pursuant to Article
         14.1 are the exclusive right and remedy. Buyer will not have the right to refuse to take delivery of any Aircraft because of a Non-Excusable Delay unless and until the aggregate duration of the Non-Excusable Delay for such Aircraft exceeds the period as set forth in the applicable Supplement. If Bombardier has not offered an Aircraft for inspection and acceptance before the end of that period as set forth in the applicable Supplement, Buyer may terminate the Agreement as to such Aircraft by giving notice to Bombardier. If, no such notice having been given, Bombardier offers such Aircraft for inspection and acceptance and Buyer refuses to take delivery of such Aircraft because of Non-Excusable Delay, Buyer will be deemed to have terminated the Agreement and the applicable Supplement as to such Aircraft. Buyer shall, effective upon such termination, be entitled to recover from Bombardier, as liquidated damages and not as a penalty, the aggregate amount of liquidated damages calculated under Article 14.1 to the date of termination. In addition Bombardier shall promptly repay to Buyer all advance payments for such Aircraft plus daily simple interest thereon from the date of receipt to the date of repayment at the prime rate charged by the National Bank of Canada from time to time, calculated and compounded monthly.

ARTICLE 15  -  LOSS OR DAMAGE

15.1 In the event that prior to the Delivery Date of any Aircraft, the Aircraft is lost, destroyed or damaged beyond repair due to any cause, Bombardier shall promptly notify Buyer in writing. Such notice shall specify the earliest date reasonably possible, consistent with Bombardier's other contractual commitments and production schedule, by which Bombardier estimates it would be able to deliver a replacement for the lost, destroyed or damaged Aircraft. The applicable Supplement and this Agreement as it relates thereto shall automatically terminate with respect to such Aircraft unless Buyer gives Bombardier written notice, within thirty (30) days of Bombardier's notice, that Buyer desires a replacement for such Aircraft. If Buyer gives such notice to Bombardier, the parties shall execute an amendment to the applicable Supplement which shall set forth the Delivery Date for such replacement aircraft and corresponding new replacement Aircraft Purchase Price; provided, however, that nothing herein shall obligate Bombardier to manufacture and deliver such replacement aircraft if it would require the reactivation or acceleration of its production line for the model of aircraft purchased hereunder. The terms and conditions of this Agreement and the applicable Supplement applicable to the replaced Aircraft shall apply to the replacement aircraft.

ARTICLE 16  -  TERMINATION

16.1 Any Supplement hereto and this Agreement as it relates thereto may be terminated, in whole or in part, with respect to any or all of the Aircraft governed by such Supplement before the applicable Delivery Date by Bombardier or Buyer by notice of termination to the other party upon the occurrence of any of the following events:

         (a) a party makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts or generally does not pay its debts as they become due; or

         (b) a receiver or trustee is appointed for a party or for substantially all of such party's assets and, if appointed without such party's consent, such appointment is not discharged or stayed within thirty (30) calendar days thereafter; or

         (c) proceedings or action under any law relating to bankruptcy, insolvency or the reorganization or relief of debtors are instituted by or against a party, and, if contested by such party, are not dismissed or stayed within thirty (30) calendar days thereafter; or

         (d) any writ of attachment or execution or any similar process is issued or levied against a party or any significant part of its property and is not released, stayed, bonded or vacated within thirty (30) calendar days after its issue or levy.

16.2 In addition, any Supplement hereto and this Agreement as it relates thereto may be terminated, in whole or in part, before the Delivery Date with respect to any or all undelivered Aircraft governed by the applicable Supplement:

         (a) as otherwise provided in this Agreement or the applicable Supplement; or

         (b) by Bombardier, if Buyer is in default or breach of any material term or condition of this Agreement or the applicable Supplement and Buyer does not cure such default or breach within thirty
                (30) calendar days after receipt of notice from Bombardier specifying such default or breach.

         (c) by Buyer, if Bombardier is in default or breach of any material term or condition of this Agreement or the applicable Supplement and such breach remains uncured for a period of sixty (60) calendar days following receipt of a notice from Buyer specifying the nature of default or breach.

16.3 In case of termination under Articles 5.2 or 9.9, or by Bombardier pursuant to Articles 16.1 or 16.2:

         (a) all rights (including property rights), if any, which Buyer or its assignee may have or may have had in or to this Agreement and the applicable Supplement or any or all of the undelivered Aircraft governed by such Supplement shall become null and void with immediate effect;

         (b) Bombardier may sell, lease or otherwise dispose of such Aircraft to another party free of any claim by Buyer; and

         (c) all amounts paid by Buyer with respect to the applicable undelivered Aircraft governed by the applicable Supplement shall be retained by Bombardier and shall be applied against the costs, expenses, losses and damages incurred by Bombardier as a result of Buyer's default and/or the termination of this Agreement and the applicable Supplement. Buyer hereby acknowledges and recognizes that such costs, expenses, losses and damages will aggregate not less than the amount previously paid by Buyer with respect to such undelivered Aircraft.

16.4 Subject to Article 14.1, in the event of termination of this Agreement and the applicable Supplement by Buyer, Buyer's sole rights, remedies and recourses against Bombardier and Bombardier's obligations to Buyer shall be limited to only the return by Bombardier of those amounts paid by Buyer to Bombardier hereunder on account of the undelivered Aircraft governed by the applicable Supplement.

ARTICLE 17  -  NOTICES

17.1 Any notice, request, approval, permission, consent or other communication ("Notice"), to be given or required under this Agreement or a Supplement shall be provided in writing, by registered mail, facsimile, courier, telegraphic or other electronic communication providing reasonable proof of transmission, except that no notice shall be sent by mail if disruption of postal service exists or is threatened either in the country of origin or of destination, by the party giving the Notice and shall be addressed as follows:

         (a)    Notices to Bombardier shall be addressed to:

                Bombardier Inc.
                Bombardier Aerospace, Regional Aircraft
                123 Garratt Boulevard
                Downsview, Ontario
                Canada M3K 1Y5

                Attention:     Director of Contracts
                Facsimile:     (416) 375-4533


         (b)    Notices to Buyer shall be addressed to:

                SkyWest Airlines, Inc.
                444 South River Road
                St. George, Utah
                USA, 84790

                Attention:     Vice-President, Planning
                Facsimile:     (435) 634-3305

17.2 Notice given in accordance with Article 17.1 shall be deemed sufficiently given to and received by the addressees:

         (a) if delivered by hand, on the day when the same shall have been so delivered; or

         (b) if mailed or sent by courier on the day indicated on the corresponding acknowledgment of receipt; or

         (c) if sent by telex or facsimile on the day indicated by the acknowledgment or the answer back of the receiver in provable form.

ARTICLE 18  -  INDEMNITY AGAINST PATENT INFRINGEMENT

18.1 In the case of any actual or alleged infringement of any Canadian or United States patent or, subject to the conditions and exceptions set forth below, any patent issued under the laws of any other country in which Buyer from time to time may lawfully operate the Aircraft ("Other Patents"), by the Aircraft, or by any system, accessory, equipment or part installed in such Aircraft at the time title to such Aircraft passes to Buyer, Bombardier shall indemnify, protect and hold harmless Buyer from and against all claims, suits, actions, liabilities, damages and costs resulting from the infringement, excluding any indirect, punitive incidental or consequential damages (which include without limitation loss of revenue or loss of profit) and Bombardier shall, at its option and expense:

         (a) procure for Buyer the right under such patent to use such system, accessory, equipment or part; or

         (b) replace such system, accessory, equipment or part with one of the similar nature and quality that is non-infringing; or

         (c) modify such system, accessory, equipment or part to make same non-infringing in a manner such as to keep it otherwise in compliance with the requirements of this Agreement.

         Bombardier's obligation hereunder shall extend to Other Patents only if from the time of design of the Aircraft, system, accessory, equipment or part until the alleged infringement claims are resolved:

         (d) such other country and the country in which the Aircraft is permanently registered have ratified and adhered to and are at the time of the actual or alleged infringement contracting parties to the Chicago Convention on International Civil Aviation of December 7, 1944 and are fully entitled to all benefits of Article 27 thereof; and

         (e) such other country and the country of registration shall each have been a party to the International Convention for the Protection of Industrial Property (Paris Convention) or have enacted patent laws which recognize and give adequate protection to inventions made by the nationals of other countries which have ratified, adhered to and are contracting parties to both of the forgoing conventions.

18.2 The foregoing indemnity does not apply to BFE, or to avionics, engines or any system, accessory, equipment or part that was not manufactured to Bombardier's detailed design or to any system, accessory, equipment or part manufactured by a third party to Bombardier's detailed design without Bombardier's authorization.

18.3 Buyer's remedy and Bombardier's obligation and liability under this Article are conditional upon (i) Buyer giving Bombardier written notice within ten (10) days after Buyer receives notice of a suit or action against Buyer alleging infringement or within twenty (20) days after Buyer receives any other written claim of infringement (ii) Buyer uses reasonable efforts in full cooperation with Bombardier to reduce or mitigate any such expenses, damages, costs or royalties involved, and
         (iii) Buyer furnishes promptly to Bombardier all data, papers and records in its possession or control necessary or useful to resist and defend against such claim or suit. Bombardier may at its option conduct negotiations with any party claiming infringement and may intervene in any suit or action. Whether or not Bombardier intervenes, Bombardier shall be entitled at any stage of the proceedings to assume or control the defense. Buyer's remedy and Bombardier's obligation and liability are further conditional upon Bombardier's prior approval of Buyer's payment or assumption of any liabilities, expenses, damages, royalties or costs for which Bombardier may be held liable or responsible.

18.4 THE INDEMNITY, OBLIGATIONS AND LIABILITIES OF BOMBARDIER AND REMEDIES OF BUYER SET OUT IN THIS ARTICLE ARE EXCLUSIVE AND ACCEPTED BY BUYER TO BE IN LIEU OF AND IN SUBSTITUTION FOR, AND BUYER HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER INDEMNITIES, OBLIGATIONS AND LIABILITIES OF BOMBARDIER AND OF ITS AFFILIATES AND ALL OTHER RIGHTS, REMEDIES AND CLAIMS, INCLUDING CLAIMS FOR DAMAGES, DIRECT, INDIRECT, PUNITIVE INCIDENTAL OR CONSEQUENTIAL, OF BUYER AGAINST BOMBARDIER AND ITS AFFILIATES EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY ACTUAL OR ALLEGED PATENT INFRINGEMENT BY THE AIRCRAFT OR ANY INSTALLED SYSTEM, ACCESSORY, EQUIPMENT OR PART.

ARTICLE 19  -  LIMITATION OF LIABILITY AND INDEMNIFICATION

19.1 BOMBARDIER SHALL HAVE NO OBLIGATION OR LIABILITY (AT LAW OR IN EQUITY), WHETHER ARISING IN CONTRACT (INCLUDING WITHOUT LIMITATION, WARRANTY), IN TORT (INCLUDING THE ACTIVE, PASSIVE OR IMPUTED NEGLIGENCE, OR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR STRICT PRODUCTS LIABILITY OF BOMBARDIER OR ITS AFFILIATES), OR OTHERWISE, FOR ANY CLAIM CAUSE OF ACTION, OR MATTER OF ANY KIND ARISING UNDER, IN CONNECTION WITH OR PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN, FOR LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND OR NATURE.

19.3 THE WARRANTIES, LIABILTIES AND OBLIGATIONS OF BOMBARDIER, AND THE REMEDIES OF BUYER SET FORTH IN THIS AGREEMENT ) ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND BUYER HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER WARRANTIES, GUARANTEES, OBLIGATIONS, REPRESENTATIONS AND LIABILITIES OF, AND RIGHTS, CLAIMS, REMEDIES, DAMAGES, COSTS AND EXPENSES AGAINST, BOMBARDIER OR ANY SUCCESSOR OR PERMITTED ASSIGNEE,EXPRESSED OR IMPLIED ARISING IN FACT, IN LAW, IN EQUITY, IN CONTRACT, IN TORT OR OTHERWISE, INCLUDING BUT NOT LIMITED TO (a) ANY IMPLIED WARRANTY OR CONDITIONS OF MERCHANTABLITY OR FITNESS, (b) ANY IMPLIED WARRANTY OR CONDITON ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, (c) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR NON-CONFORMANCE OR DEFECT OR FAILURE OF ANY KIND OR LOSS OF OR DAMAGE TO ANY AIRCRAFT OR PART THEREOF, ANY SPARE PARTS OR ANY TECHNICAL DATA, PRODUCT, DOCUMENT OR SERVICE PROVIDED UNDER THIS AGREEMENT. (d) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO ANY AIRCRAFT, ANY BRAD PARTS, ANY VENDOR PARTS, ANY SPARE PARTS OR ANY TECHNICAL DATA.

19.3 BUYER HEREBY RELEASES AND AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS BOMBARDIER, ITS SUBSIDIARIES, AFFILIATES, SUBCONTRACTORS AND LESSORS, AND THEIR RESPECTIVE EMPLOYEES, DIRECTORS, OFFICERS AND AGENTS, AND EACH OF THEM, FROM AND AGAINST ALL LIABILITIES, CLAIMS, DAMAGES, LOSSES, COSTS AND EXPENSES FOR LOSS OF OR DAMAGE TO PROPERTY INCLUDING ANY AIRCRAFT, AND LOSS OF USE THEREOF, OR INJURIES TO OR DEATH OF ANY AND ALL PERSONS (INCLUDING BUYER'S DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES BUT EXCLUDING BOMBARDIER'S DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES), ARISING DIRECTLY OR INDIRECTLY OUT OF OR IN CONNECTION WITH ANY SERVICE PROVIDED UNDER THIS AGREEMENT.

ARTICLE 20  -  ASSIGNMENT

20.1 Either party may assign, sell, transfer or dispose of (in whole or in part) any of its rights and obligations hereunder or a Supplement to a wholly owned subsidiary or affiliate provided that there is no increase to the liability and/or responsibility of the non-assigning party and that the assigning party remains jointly and severally liable with any assignee for the performance of its obligation under this Agreement.

20.2 Except as provided in Article 20.1, Buyer shall not assign, sell, transfer or dispose of (in whole or in part) any of its rights or obligations hereunder or a Supplement without Bombardier's prior written consent. In the event of such assignment, sale, transfer or disposition Buyer shall remain jointly and severally liable with any assignee for the performance of all and any of Buyer's obligations under this Agreement and Bombardier reserves the right as a condition of its consent to amend one or more of the terms and conditions of this Agreement and (including for more certainty) the applicable Supplement.

20.3 Notwithstanding Article 20.2 above, Buyer may assign, after transfer of title of the Aircraft, its rights under this Agreement, save and except for any rights of Buyer which are expressly stated to be personal to Buyer, to a third party purchaser of any one of the Aircraft, provided said third party acknowledges in writing to be bound by the applicable terms and conditions of this Agreement, and provided that there is no increase to the liability and/or responsibility of Bombardier.

20.4 Bombardier may assign any of its rights to receive money hereunder without the prior consent of Buyer.

20.5 Notwithstanding the other provisions of this Article 20, Bombardier shall, at Buyer's cost and expense, if so requested in writing by Buyer, take any action reasonably required for the purpose of causing any of the Aircraft to be subjected (i) to, after the Delivery Date, an equipment trust, conditional sale or lien, or (ii) to another arrangement for the financing of the Aircraft by Buyer, providing, however, there shall be no increase to the liability and/or responsibility of Bombardier arising through such financing.

ARTICLE 21  -  SUCCESSORS

21.1 This Agreement shall inure to the benefit of and be binding upon each of Bombardier and Buyer and their respective successors and permitted assignees.

ARTICLE 22  -  APPLICABLE LAWS

22.1 THIS AGREEMENT (AND INCLUDING FOR MORE CERTAINTY ANY APPLICABLE SUPPLEMENTS) SHALL BE SUBJECT TO AND CONSTRUED IN ACCORDANCE WITH AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY THE DOMESTIC LAWS OF THE PROVINCE OF ONTARIO, CANADA, EXCLUDING THE CHOICE OF LAW RULES, AND THE PARTIES HAVE AGREED THAT THE APPLICATION OF THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS IS HEREBY EXCLUDED.

22.2 Bombardier's obligations under this Agreement shall be subject to and apply only to the extent permitted by applicable laws, regulations, directives and/or orders regarding export controls.

ARTICLE 23  -  CONFIDENTIAL NATURE OF AGREEMENT

23.1 This Agreement is confidential between the parties and shall not, without the prior written consent of the other party, be disclosed by either party in whole or in part to any other person or body except:

                iii) as may be required by financial institutions or arrangers involved with the financing of the Aircraft, and then only subject to such person or body agreeing to execute the other party's confidentiality agreement. It is the disclosing party's responsibility to have such form executed with any third party prior to disclosure of any such information and to provide such form to the other party for approval. The foregoing does not apply where the disclosing party or the applicable third party is required to disclose such information by law or compelled by court order to do so, and

                iv) as may be required by United Airlines Inc. ("United"), and then only after a request in writing from United and only subject to specified receiving personnel of United agreeing to execute a confidentiality agreement in a form reasonably acceptable to Bombardier.

23.2 Except as may be reasonably required for the normal operation, maintenance, overhaul and repair of the Aircraft, Buyer shall hold confidential all technical data and information supplied by or on behalf of Bombardier. Buyer shall not reproduce any technical data or information or divulge the same to any third party without the prior written consent of Bombardier.

23.3 Either party may announce the signing of this Agreement by means of a notice to the press provided that the content and date of the notice has been agreed to by the other party.

23.4 In the event that this Agreement is required to be filed as an exhibit to a registration statement under the Securities Act of 1933 as amended, (the "Securities" Act) or a periodic report under the Exchange Act of 1934, as amended (the "Exchange" Act) Buyer shall notify Bombardier, by written notice, at least forty-five (45) days prior to the date of such anticipated filing of such determination and the reasons therefor, and shall use its best efforts to work with Bombardier to prepare and file with the Securities and Exchange Commission (the "Commission") a request for confidential treatment pursuant to Rule 24b-2 under the Exchange Act or Rule 406 under the Securities Act, as the case may be, with respect to information in this Agreement, and such other information as Bombardier may reasonably request.

         Subject to compliance with the foregoing, and notwithstanding the other provisions of this Article, portions of this Agreement or a Supplement hereto may be filed as exhibits to such registration statement or periodic report to the extent required by the Commission and such filing shall not constitute a breach hereof by Buyer. This provision shall survive until the latter of (i) the complete performance by Buyer of its obligation hereunder or (ii) two (2) years from the date hereof.

ARTICLE 24  -  AGREEMENT

24.1 This Agreement including any Supplements pursuant hereto, as same may be amended from time to time, and the matters referred to herein constitute the entire Agreement between Bombardier and Buyer with respect to the Bombardier products governed by the applicable Supplements and supersede and cancel all prior representations, brochures, alleged warranties, statements, negotiations, undertakings, letters, memoranda of agreement, proposals, acceptances, agreements, understandings, contracts and communications, whether oral or written, between Bombardier and Buyer or their respective agents, with respect to or in connection with the subject matter of this Agreement and the applicable Supplement and no agreement or understanding varying the terms and conditions hereof shall be binding on either Bombardier or Buyer hereto unless an amendment to this Agreement or the applicable Supplement is issued and duly signed by their respective authorized representatives. In the event of any inconsistencies between this Agreement and a Supplement or other documents referred to herein, the provisions of the Supplement shall prevail.

24.2 If any of the provisions of this Agreement or a Supplement are for any reason declared by judgment of a court of competent jurisdiction to be unenforceable or ineffective, those provisions shall be deemed severable from the other provisions of this Agreement/the Supplement and the remainder of this Agreement/the Supplement shall remain in full force and effect.

24.3 THE BENEFIT OF THE WAIVER, RELEASE, RENUNCIATION AND EXCLUSION OF LIABILITY IN ARTICLE 19, EXTENDS ALSO TO THE OTHER DIVISIONS, OTHER SUBSIDIARIES, AND OTHER AFFILIATES OF BOMBARDIER INC. (COLLECTIVELY THE "BOMBARDIER GROUP") AND TO THE OFFICERS, DIRECTORS, EMPLOYEES AND REPRESENTATIVES OF THE BOMBARDIER GROUP.

24.4 Bombardier and Buyer confirm to each other they have each obtained the required authorizations and fulfilled any conditions applicable to enable each of them to enter into this Agreement and any Supplement.

24.5 Buyer and Bombardier agree that this Agreement has been the subject of discussion and negotiation and is fully understood by the parties hereto and that the other mutual agreements of the parties set forth herein were arrived at in consideration of the provisions contained in Articles, 12.5, 18.4, 19, Annex A Article 2.9.4.5 and Annex B Article 5.1.

In witness whereof this Agreement was signed on the date written hereof:




For and on behalf of                                  For an on behalf of



SKYWEST AIRLINES, INC.                         BOMBARDIER INC.
                                               Bombardier Aerospace


         "Bradford R. Rich"                           "Scott Preece"


Signed:_____________________                   Signed:________________
         Bradford R. Rich                             Scott Preece
         Executive Vice President                     Manager of Contracts
         CFO, and Treasurer                           Regional Aircraft



         "Eric Christensen"


Signed:_____________________
         Eric Christensen
         Vice President, Planning